                                                                  Exhibit 3.1


WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
PRO FORMA BALANCE SHEET - ASSETS*
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                Pro Forma
                                                                                                  Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
                                              --------     --------------      ---------        -----------
Utility Plant, at cost:
  Electric                                   $1,107,511        $               $ (35,500)  (8)  $1,072,011
    Less:  Accumulated provision
           for depreciation                     792,208                          (77,455)  (9)     714,753
                                             ----------        ----------      ---------        ----------
                                                315,303                 0         41,955           357,258
Construction work in progress                    20,240                                             20,240
  Nuclear fuel, net                              17,013                          (16,188)  (8)         825
                                             ----------        ----------      ---------        ----------
  Total net utility plant                       352,556                 0         25,767           378,323
                                             ----------        ----------      ----------       ----------
Other Property and Investments:
    Nuclear decommissioning trusts,
      at market                                 152,960                         (152,960)  (9)           0
    Investments in regional nuclear
      generating companies, at equity            15,121                                             15,121
    Other, at cost                                6,356                                              6,356
                                             ----------        ----------      ----------       ----------
                                                174,437                 0       (152,960)           21,477
                                             ----------        ----------      ----------       ----------

Current Assets:
  Cash                                              112             2,684 (1)      2,937 (10)        5,733
  Receivables, net                               34,076                                             34,076
  Accounts receivable from
    affiliated companies                         16,249                                             16,249
  Taxes receivable                                2,212                                              2,212
  Accrued utility revenues                       14,784                                             14,784
  Fuel, materials and supplies,
    at average cost                               1,640                                              1,640
  Prepayments and other                          47,104                                             47,104
                                             ----------        ----------      ----------       ----------
 Deferred Charges:
    Regulatory assets:
      Recoverable nuclear costs                 258,937                         (178,922) (11)      80,015
      Income taxes, net                          50,359                                             50,359
      Unrecovered contractual obligations        44,352                                             44,352
      Recoverable energy costs, net               7,168                                              7,168
      Other                                      43,932            85,000 (2)                      128,932
    Unamortized debt expense                      1,689                            2,664  (12)       4,353
    Other                                         4,500                                              4,500
                                             ----------        ----------      ----------       ----------
                                                410,937            85,000       (176,258)          319,679
                                             ----------        ----------      ----------       ----------
      Total Assets                           $1,054,107        $   87,684      $(300,513)       $  841,278
                                             ==========        ==========      =========        ==========

*The pro forma balance sheet reflects only the use of proceeds from the described transactions and the direct related impacts on the company's capital structure.

WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
PRO FORMA BALANCE SHEET - CAPITALIZATION AND LIABILITIES*
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                Pro Forma
                                                                                                  Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
                                              --------     --------------      ---------        -----------
Capitalization:
  Common stock                               $   14,752        $               $                $    14,752
  Capital surplus, paid in                       93,945              (780) (3)   (21,000) (12)       72,165
  Retained earnings                              52,223             4,301          4,862  (12)       61,386
  Accumulated other comprehensive income            267                                                 267
                                             ----------        ----------      ----------       -----------
    Total common stockholder's equity           161,187             3,521        (16,138)           148,570
  Preferred stock not subject to
    mandatory redemption                         20,000           (20,000) (4)                            0
  Preferred stock subject to
    mandatory redemption                         15,000           (15,000) (4)                            0
  Long-term debt                                138,699                          (40,000) (12)       98,699
                                             ----------        ----------      ----------       -----------
    Total capitalization                        334,886           (31,479)       (56,138)           247,269
                                             ----------        ----------      ----------       -----------
Obligations Under Capital Leases                      0           155,000  (5)                      155,000
                                             ----------        ----------      ----------       -----------

Rate Reduction Bond Obligation

Current Liabilities:
  Notes payable to banks                        110,000           (34,220) (4)    29,968  (12)      105,748
  Notes payable to affiliated company            16,600                                              16,600
  Long-term debt and preferred stock
    - current portion                            61,500                          (60,000) (12)        1,500
  Obligations under capital leases
    - current portion                            21,003                          (21,003) (12)            0
  Accounts payable                               28,689                                              28,689
  Accounts payable to affiliated
    companies                                     5,099                                               5,099
  Accrued taxes                                   1,705           (32,922) (6)     3,241  (13)      (27,976)
  Accrued interest                                2,998            (2,695) (7)    (5,165) (13)       (4,862)
  Other                                          11,030                                              11,030
                                             ----------        ----------      ----------       -----------
                                                258,624           (69,837)       (52,959)           135,828
                                             ----------        ----------      ----------       -----------
Deferred Credits and Other
  Long-Term Liabilities:
  Accumulated deferred income taxes             225,322            34,000  (2)   (45,867) (14)      213,455
  Accumulated deferred investment
    tax credits                                  17,918                                              17,918
  Decommissioning obligation -
    Millstone 1                                 138,999                         (138,999)  (9)            0
  Deferred contractual obligations               44,352                                              44,352
  Other                                          27,456                                              27,456
                                             ----------        ----------      ----------       -----------
                                                454,047            34,000       (184,866)           303,181
                                             ----------        ----------      ----------       -----------
  Total Capitalization and Liabilities       $1,054,107        $   87,684      $(300,513)       $   841,278
                                             ==========        ==========      ==========       ===========

*The pro forma balance sheet reflects only the use of proceeds from the described transactions and the direct related impacts on the company's capital structure.

                                                                 Exhibit 3.2

WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
PRO FORMA INCOME STATEMENT*
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                Pro Forma
                                                                                                  Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
                                              --------     --------------      ---------        -----------
Operating Revenues                           $ 479,840         $               $                $  479,840
                                             =========         ==========      =========        ==========

Operating Expenses:
  Operation -
    Fuel, purchased and net
      interchange power                        216,724                            (2,938) (13)     213,786
    Other                                      106,035                                             106,035
  Maintenance                                   31,137                                              31,137
  Depreciation                                  18,138                                              18,138
  Amortization of regulatory
    assets, net                                 43,631                                              43,631
  Federal and state income taxes                10,606           1,078    (7)      3,241  (13)      14,925
  Taxes other than income taxes                 18,166                                              18,166
  Gain on sale of utility plant                 (1,196)                                             (1,196)
                                             ---------         -------         ---------        ----------
    Total operating expenses                   443,241           1,078               303           444,622
                                             ---------         -------         ---------        ----------
Operating Income                                36,599          (1,078)             (303)           35,218
                                             ---------         -------         ---------        ----------

Operating Income/(Loss):
  Equity in earnings of regional
    nuclear generating companies                   770                                                 770
  Nuclear related costs                        (14,496)                                            (14,496)
  Other, net                                       780                            29,912  (15)      30,692
  Income taxes                                   9,681                           (11,965) (14)      (2,284)
    Other (loss)/income, net                    (3,265)              0            17,947            14,682
                                             ---------         -------         ---------        ----------
Income before interest charges                  33,334          (1,078)           17,644            49,900
                                             ---------         -------         ---------        ----------

Interest Charges
  Interest on long-term debt                    16,995                            (7,525) (13)       9,470
  Other interest                                10,208          (2,695) (7)        2,360  (13)       9,873
                                             ---------         -------         ---------        ----------
    Interest charges, net                       27,203          (2,695)           (5,165)           19,343
                                             ---------         -------         ---------        ----------
Net Income                                       6,131           1,617            22,809            30,557
                                             ---------         -------         ---------        ----------
Preferred Stock Dividends                        2,827          (2,684) (7)                            143
                                             ---------         -------         ---------        ----------

Earnings for Common Shares                   $   3,304         $ 4,301         $  22,809        $   30,414
                                             =========         =======         =========        ==========

*The pro forma income statement only reflects the changes in interest expense
 (net of tax) and preferred dividends that directly result from the described transactions. Adjustments for Interest and Principal Amortization on the Rate Reduction Bond Obligation are not included due to the corresponding offset in amortizations.


WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
PRO FORMA STATEMENT OF RETAINED EARNINGS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                Pro Forma
                                                                                                  Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
                                              --------     --------------      ---------        -----------
Balance at beginning of period               $  56,979         $                                $  56,979

Net income                                       6,131           1,617            22,809           30,557

Cash dividends on preferred stock               (2,827)          2,684                               (143)

Cash dividends on common stock                  (8,002)                          (17,947)         (25,949)

ESOP contribution                                  (58)                                               (58)
                                             ---------         --------         --------        ---------
Balance at end of period                     $  52,223         $ 4,301          $  4,862        $  61,386
                                             =========         =======          ========        =========


WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
PRO FORMA CAPITAL STRUCTURE
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                  Pro Forma
                                                                                                  Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
                                              --------     --------------      ---------        -----------
Long-Term Debt                               $ 198,699         $               $(100,000)       $  98,699
Preferred stock not subject to
  mandatory redemption                          20,000          (20,000)                                0
Preferred stock subject to
  mandatory redemption                          16,500          (15,000)                            1,500
Common stock equity                            161,187            3,521          (16,138)         148,570
                                             ---------         --------        ---------        ---------
  Total Capitalization                       $ 396,386          (31,479)       $(116,138)       $ 248,769
                                             =========         ========        =========        =========

 [1]  - See adjustments a, b, c, d, e and f.
 [2]  - See adjustments b and e.
 [3]  - See adjustment d.
 [4]  - See adjustment c.
 [5]  - See adjustment a.
 [6]  - See adjustments b, e and f.
 [7]  - See adjustment f.
 [8]  - See adjustment g.
 [9]  - See adjustment h.
 [10] - See adjustments g, h, i, j, k and l.
 [11]  - See adjustments g and h.
 [12]  - See adjustment k.
 [13]  - See adjustment l.
 [14]  - See adjustment j.
 [15]  - See adjustment i.



WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                Debit          Credit
                                                -----          ------
SECURITIZATION ADJUSTMENTS:

a) Cash                                        155,000
      Rate reduction bond obligation                          155,000

   To record the issuance of rate
   reduction bonds.

b) Regulatory assets - other                     5,578
   Accrued taxes                                 2,231
     Cash                                                       5,578
     Accumulated deferred income taxes                          2,231

   To record the deferral of issuance
   expenses associated with securitization
   and related tax effect.

c) Notes payable to banks                       34,220

   Preferred stock subject to
   mandatory redemption                         15,000

   Preferred stock not subject
   to mandatory redemption                      20,000
     Cash                                                      69,220

   To record the use of securization
   proceeds to retire short-term debt
   and preferred stock.

d) Capital Surplus, paid in                        780
     Cash                                                         780

   To record the associated costs
   and premiums of retiring
   Preferred Stock

e) Regulatory assets - other                    79,422
   Accrued Taxes                                31,769
     Cash                                                      79,422
     Accumulated deferred
       income taxes                                            31,769

   To record the buyout of IPP
   contracts and related tax effect.

f) Accrued interest                              2,695
   Cash                                          2,684
   Federal and state income taxes                1,078
     Other Interest                                             2,695
     Preferred Stock Dividends                                  2,684
     Accrued taxes                                              1,078

   To record decrease in interest costs
   associated with debt repurchase,
   increase in cash from reduction in
   preferred stock dividends on stock
   retired and the related increase
   in taxes from reduction in
   interest expense.

MILLSTONE SALE ADJUSTMENTS

g) Cash                                        178,781
     Electric Utility Plant, Net                               35,500
     Recoverable Nuclear Costs                                127,093
     Nuclear Fuel                                              16,188

   To record the sale of WMECO's
   ownership interest in Millstone
   and reduction in stranded costs.

h) Accumulated Provision for
     Depreciation                               77,455
   Decommissioning obligation -
     Millstone 1                               138,999
     Nuclear Decommissioning Trusts                           152,960
     Recoverable Nuclear Costs                                 51,829
     Cash                                                      11,665

   To record the funding and transfer
   of decommissioning trust funds and
   decommissioning liability.

i) Cash                                         29,912
     Other income                                              29,912

   To record proceeds from Joint
   Owner Settlement.

j) Accumulated Deferred Income Tax              45,867
   Income taxes                                 11,965
     Cash                                                      57,832

   To reflect taxes associated with
   the gain on the sale of WMECO's
   ownership interest in Millstone and
   income from Joint Owner Settlement

k) Capital surplus, paid in                     21,000
   Retained earnings                            17,947
   Long-term debt                               40,000
   Long-term debt - current portion             60,000
   Obligations Under Capital Leases              6,550
   Obligations Under Capital Leases -
     Current Portion                            21,003
   Unamortized debt expense                      2,664
     Notes payable to banks                                    29,968
     Cash                                                     139,196

   To reflect dividends from capital
   surplus, dividends from retained
   earnings, retirement of long-term
   debt, retirement of Niantic Bay Fuel
   Trust Notes and retirement of
   short-term debt with proceeds
   of sale

l) Federal and State Income Tax                  3,241
   Accrued Interest                              5,165
   Cash                                          2,938
   Other Interest                                2,360
     Fuel, purchased and net
       interchange power                                        2,938
     Interest on Long-Term Debt                                 7,525
     Accrued Taxes                                              3,241

   To reflect reduced Niantic Bay
   Fuel Trust payments, reduced
   interest on debt and increase
   of cash and associated tax impacts.